Exhibit 10.3

      , 2024

GSR III Acquisition Corp.
5900 Balcones Drive, Suite 100
Austin, Texas 78731
United States of America

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between GSR III Acquisition Corp., a Cayman Islands exempted company (the “Company”), and SPAC Advisory Partners, a division of Kingwood Capital Partners LLC (“SAP”), relating to an underwritten initial public offering (the “Public Offering”), of 20,000,000 of the Company’s units (“Units”) (including up to 3,000,000 Units that may be purchased to cover over-allotments, if any), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (each, an “Ordinary Share”), and one-seventh of one whole right to receive one Ordinary Share upon the consummation of an initial business combination (each, a “Right”). The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and SAP to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GSR III Sponsor LLC, a Delaware limited liability company (“GSR Sponsor”), and the other undersigned persons (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. GSR Sponsor and each Insider agrees with the Company that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination) and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval.

2. GSR Sponsor and each Insider hereby agrees with the Company that in the event that the Company fails to consummate a Business Combination within 18 months (or up to 21 months at the discretion of GSR Sponsor) from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as they may be amended from time to time, GSR Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less permitted withdrawals (as defined in the Prospectus) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. GSR Sponsor and each Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 18 months (or up to 21 months at the discretion of GSR Sponsor) from the closing of the Public Offering, or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Offering Shares.

GSR Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares and as otherwise described in any agreement governing the Private Placement Units (as defined below), held by it. GSR Sponsor and each Insider hereby further waives, with respect to any Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares and (y) a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 18 months (or up to 21 months at the discretion of GSR Sponsor) from the closing of the Public Offering, or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity (although GSR Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 18 months (or up to 21 months at the discretion of GSR Sponsor) from the date of the closing of the Public Offering).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, Sponsor and each Insider shall not, without the prior written consent of SAP, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, Shares, Rights or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares, or publicly announce an intention to effect any such transaction; provided, however, that the foregoing does not apply to any transfer of Founder Shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Each of the Insiders and GSR Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 6 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, GSR Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of GSR Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered (other than the Company’s independent registered auditors) or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by GSR Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered auditors) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, including interest (less permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of SAP against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, GSR Sponsor shall not be responsible to the extent of any liability for such third party claims. GSR Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to GSR Sponsor, GSR Sponsor notifies the Company in writing that it shall undertake such defense.

5. GSR Sponsor and each Insider hereby agrees and acknowledges that: (i) SAP and the Company would be irreparably injured in the event of a breach by GSR Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 6(b), and 8 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6. (a)  GSR Sponsor and each Insider, subject to limited exceptions, agrees that it, he or she shall not Transfer (as defined below) any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the first earnings release that is at least 60 days after the completion of the Company’s initial Business Combination, at which point 25% of the Founder Shares will become transferable and thereafter an additional 25% will become transferable at each subsequent earnings release. Notwithstanding the above, 100% of any Founder Shares will become immediately transferable, subsequent to the Business Combination, (x) if the last reported sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 10 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) GSR Sponsor and each Insider, subject to limited exceptions, agrees that it, he or she shall not Transfer any Private Placement Units (including any Private Shares, Private Rights and the Ordinary Shares underlying the Private Rights) until 30 days after the completion of a Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 3, 6(a) and (b), transfers of the Founder Shares, Private Placement Units (including the Private Shares, Private Rights, and the Ordinary Shares underlying the Private Rights) and Ordinary Shares underlying the Private Rights or the Founder Shares, are permitted:

i.	to (1) GSR Sponsor’s members, (2) the directors or officers of the Company, GSR Sponsor, GSR Sponsor’s members or SAP, (3) any affiliates or family members of the directors or officers of the Company, GSR Sponsor, GSR Sponsor’s members or SAP, (4) any members or partners of GSR Sponsor, GSR Sponsor’s members, SAP or their respective affiliates, or any affiliates of GSR Sponsor, GSR Sponsor’s members, SAP, or any employees of such affiliates;

ii.	in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person, or to a charitable organization;

iii.	in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

iv.	in the case of an individual, pursuant to a qualified domestic relations order;

v.	in the case of a trust by distribution to one or more permissible beneficiaries of such trust;

vi.	by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased;

vii.	to the Company for no value for cancellation in connection with the consummation of its initial Business Combination;

viii.	in the event of the Company’s liquidation prior to the Company’s completion of its initial Business Combination;

ix.	by virtue of the laws of the Delaware law, by virtue of GSR Sponsor’s charter or other constitutional, organizational or formational documents, as amended, upon dissolution of GSR Sponsor, or by virtue of the constitutional, organizational or formational documents of a subsidiary of GSR Sponsor that holds any Private Placement Units (including any underlying securities) or any Ordinary Shares, as the case may be, upon liquidation or dissolution of such subsidiary, or the organizational documents of SAP upon dissolution of SAP; and

x.	in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination, provided, however, that, in the case of clauses (i) through (vi), these permitted transferees (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

7. GSR Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. Each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. Each Insider represents and warrants that: it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

8. Except as disclosed in the Prospectus, none of GSR Sponsor, any Insider and any affiliate of GSR Sponsor or any Insider and any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: (i) repayment of a loan and advances made to the Company by GSR Sponsor or an affiliate of GSR Sponsor; (ii) payment to an affiliate of GSR Sponsor of a total of $55,556 per month for office space, administrative and support services; (iii) payment of customary fees for financial advisory services; (iv) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination; and (v) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by GSR Sponsor or an affiliate of GSR Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination; provided that if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units.

9. GSR Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and hereby consents to being named in the Prospectus as a director of the Company.

10. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 5,750,000 Class B Ordinary Shares, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean GSR Sponsor and any other person that holds Founder Shares; (v) “Private Placement Units” shall mean the 415,000 private placement units (or 422,500 private placement units if the underwriters’ over-allotment option is exercised in full), which GSR Sponsor has committed to purchase at a price of $10.00 per unit, or $4,150,000 in the aggregate (or $4,225,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that shall occur simultaneously with the closing of the Public Offering (“Private Placement Units”) provided that at its election, SAP may purchase from the Company [up to 90,000] Private Placement Units and that the number of Private Placement Units purchased by the Sponsor will be reduced by the corresponding number of Private Placement Units purchased by SAP, the terms of such private placement units are identical to the Units, subject to certain limited exceptions as described in the Prospectus; (vi) “Private Rights” shall mean the rights included as part of the Private Placement Units that allow the holder to receive Ordinary Shares; (vii) “Private Shares” shall mean the Ordinary Shares included as part of the Private Placement Units; (viii) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (ix) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (x) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

11. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider that is the subject of any such change, amendment, modification or waiver and (2) GSR Sponsor.

12. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on GSR Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

13. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

15. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2027; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

17. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

GSR III SPONSOR LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Letter Agreement]

Name:	Gus Garcia

[Signature Page to Letter Agreement]

Name:	Lewis Silberman

[Signature Page to Letter Agreement]

Name:	Anantha Ramamurti

[Signature Page to Letter Agreement]

Name:

[Signature Page to Letter Agreement]

Name:

[Signature Page to Letter Agreement]

Name:

[Signature Page to Letter Agreement]

Name:

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

GSR III ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Letter Agreement]